UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 28, 2022 (September 19, 2022)

Viewbix Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 20, 2022, Viewbix Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Original Form 8-K”), reporting, among other items, that on September 19, 2022 (the “Closing Date”), the Company completed its previously announced Agreement and Plan of Merger (the “Reorganization”) with Gix Media Ltd., (“Gix Media”) and Vmedia Merger Sub Ltd. (“Merger Sub”), a  wholly-owned subsidiary of the Company, pursuant to which Merger Sub merged with and into Gix Media, and Gix Media, the surviving entity, became a wholly-owned subsidiary of the Company. Prior to the Closing Date of the Reorganization, Gix Media was a majority-owned subsidiary of Gix Internet Ltd. (“Gix Internet”), which held 65.47% of the Common Stock of the Company, on a fully diluted basis. At the Closing Date of the Reorganization, all outstanding ordinary shares of Gix Media., having no par value (the “Gix Media Shares”) were exchanged for 90% of the Company’s common stock, par value $0.0001 per share (“Common Stock”) on a fully diluted basis, such that at the Closing Date, Gix Internet held 76.67% of the Common Stock on a fully diluted basis.

This Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”) amends the Original Form 8-K to provide with respect to the Company’s combined consolidated annual financial statements as of and for the year ended December 31, 2021 and 2020.

Item 9.01 Financial Statements and Exhibits.

The audited combined consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020, are filed herewith as Exhibit 99.1 and incorporated into this Item 9.01(a) by reference thereto.

Exhibit No.	Description

99.1	Audited combined consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: November 28, 2022